EXHIBIT 99.906.CERT

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

Kurt W. Bernlohr, President, and Gregory R. Kingston, Treasurer of VALIC Company II (the “registrant”), each certify to the best of his knowledge that:

1.	The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: April 17, 2012

/s/ Kurt W. Bernlohr
Kurt W. Bernlohr
President

/s/ Gregory R. Kingston
Gregory R. Kingston
Treasurer